UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Effective July 16, 2018, the Board of Directors (the “Board”) of Accuray Incorporated (“Company”) appointed Mr. Joseph E. Whitters as a Class I member of the Company’s Board and as a member of the Audit Committee of the Board in order to fill a newly created vacancy on the Board. Mr. Whitters is expected to stand for re-election at Company’s 2019 Annual Meeting of Stockholders, when his Class I term will expire.

In connection with his appointment, Mr. Whitters will receive the same cash and equity compensation for service on the Board and Board committees as is currently paid to all other non-employee Board members of the Company. Cash compensation is as follows: (1) for Board service, an annual cash retainer of $52,500, and (2) additional annual fees of $10,000 for service as a member of the Audit Committee.

Mr. Whitters’ equity compensation is as follows: (1) in connection with his initial appointment to the Board, a restricted stock unit (“RSU”) grant for that number of shares of the Company’s common stock equal to $150,000 divided by the fair market value of one share of common stock on the grant date, prorated for the months of service between Mr. Whitters’ appointment on the Board and the Company’s next Annual Meeting of Stockholders, with full vesting on the one-year anniversary of the Company’s 2017 Annual Meeting of Stockholders, subject to Mr. Whitters’ continued service (the “Initial RSU Grant”); and (2) annually, on the last day of the month in which the Company’s Annual Meeting of Stockholders is held, an RSU grant for the number of shares of the Company’s common stock equal to $150,000 divided by the fair market value of one share of common stock on the grant date, with full vesting on the one-year anniversary of the Annual Meeting of Stockholders to which the grant relates, subject to Mr. Whitters’ continued service (the “Annual RSU Grant”). Vesting of all RSUs subject to the Initial RSU Grant and any Annual RSU Grant thereafter accelerate in full in the event of a change in control of the Company.

There are no arrangements or understandings between Mr. Whitters and the Company pursuant to which Mr. Whitters was appointed as a director. In addition, there are no related party transactions involving the Company and Mr. Whitters that are reportable pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01. Regulation FD Disclosure.

On July 19, 2018, the Company issued a press release regarding the appointment of Mr. Whitters to the Board. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 disclosure, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: July 19, 2018	By:	/s/ Jesse Chew
Jesse Chew
Vice President, Interim General Counsel & Corporate Secretary